SUBITEM 77E
LEGAL PROCEEDINGS
Since October
2003 Federated
and related entities
collectively Federated
and various Federated
funds Funds have
been named as
defendants in several
class action lawsuits
now pending in the
United States
District Court for
the District of Maryland
The lawsuits were
purportedly filed on
behalf of
people who purchased
owned andor redeemed
shares of
Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits
are generally similar
in alleging that
Federated
engaged in illegal
and improper trading
 practices including
market timing and
late trading in concert
with certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders These
lawsuits began to be
filed shortly after
Federateds first public
announcement that it
had received requests
for information on
shareholder trading
activities in the Funds
 from the SEC the
Office of the New York
State Attorney General
NYAG and other
authorities In that
regard on
November 28 2005
Federated announced
that it had reached
final settlements with
the SEC and the
NYAG with respect
to those matters
Specifically the
SEC and NYAG settled
proceedings against
three
Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading The SEC
made findings that
Federated Investment
 Management Company
FIMC an SECregistered
investment adviser
to various Funds and
Federated Securities
Corp an SECregistered
 brokerdealer
and distributor for
the Funds violated
provisions of the
Investment Advisers
Act and Investment
Company Act by approving
 but not disclosing
three market timing
arrangements or the
associated
conflict of interest
 between FIMC and the
funds involved in the
arrangements either to
other fund
shareholders or to the
funds board and that
Federated Shareholder
Services Company formerly
an SEC
registered transfer
agent failed to prevent
a customer and a
Federated employee from
late trading in
violation of provisions
of the Investment Company
Act The NYAG found that
such conduct violated
provisions of New York
State law Federated
entered into the settlements
 without admitting or
denying
the regulators findings
As Federated previously
reported in 2004 it has
already paid approximately
 80
million to certain funds
as determined by an
independent consultant
As part of these settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million
and among other things
agreed that it would
not serve as investment
adviser to
any registered investment
company unless i at least
75 of the funds directors
are independent of
Federated ii the chairman
of each such fund is
independent of Federated
iii no action may be taken
by the funds board or any
 committee thereof unless
approved by a majority of
 the independent trustees
of the fund or committee
 respectively and iv the
fund appoints a senior
officer who reports to the
independent trustees and
is responsible for
monitoring compliance
by the fund with
applicable laws and
fiduciary duties and
for managing the process
by which management fees
charged to a fund are
approved The settlements
are described in Federateds
announcement which along
with previous press
releases and related
communications on
those matters is
available in the About
 Us section of
Federateds website at
 FederatedInvestorscom
Federated entities have
 also been named as
defendants in several
additional lawsuits
that are now
pending in the United
States District Court
for the Western District
of Pennsylvania alleging
among
other things excessive
advisory and Rule 12b1
fees
The Board of the Funds
retained the law firm
of Dickstein Shapiro LLP
to represent the Funds
in each of
the lawsuits described
in the preceding two
paragraphs Federated
and the Funds and their
respective
counsel have been
defending this litigation
and none of the Funds
remains a defendant in
any of the
lawsuits though some
could potentially receive
any recoveries as nominal
defendants Additional
lawsuits based upon
similar allegations
may be filed in the
future The potential
impact of these lawsuits
all of which seek
unquantified damages
 attorneys fees and
expenses and future
potential similar
suits
is uncertain Although
we do not believe that
these lawsuits will
have a material adverse
effect on the
Funds there can be no
assurance that these
 suits ongoing adverse
 publicity andor other
developments
resulting from the
regulatory investigations
will not result in
increased Fund
redemptions reduced sales
of Fund shares or
other adverse consequences
for the Funds